   As Filed With the Securities and Exchange Commission on September 20, 1996
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CKE RESTAURANTS, INC.

             (Exact name of registrant as specified in its charter)

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

                           DELAWARE                                                     33-0602639
(State or other jurisdiction of incorporation or organization)             (I.R.S. Employer Identification No.)

             1200 NORTH HARBOR BOULEVARD, ANAHEIM, CALIFORNIA 92801
               (Address of Principal Executive Offices) (Zip Code)

                         1992 STOCK OPTION PLAN (SUMMIT)
               1987 EMPLOYEE INCENTIVE STOCK OPTION PLAN (SUMMIT)
                  1987 NONQUALIFIED STOCK OPTION PLAN (SUMMIT)
                    1984 INCENTIVE STOCK OPTION PLAN (SUMMIT)
                           (Full titles of the plans)

           Robert A. Wilson, Esq., Vice President and General Counsel
                              CKE Restaurants, Inc.
                           1200 North Harbor Boulevard
                            Anaheim, California 92801
                     (Name and address of agent for service)

                                 (714) 774-5796
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             C. Craig Carlson, Esq.
                            J. Michael Vaughn, Esq.
          Stradling, Yocca, Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                         CALCULATION OF REGISTRATION FEE

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
===========================================================================================================================
                                                     Proposed Maximum          Proposed Maximum
  Title of Securities         Amount To Be               Offering             Aggregate Offering          Amount of
   To Be Registered          Registered (1)         Price Per Share (2)           Price (2)            Registration Fee

===========================================================================================================================
     Common Stock,
    $0.01 par value          51,406 shares               $28.35                  $1,457,360               $502.54
===========================================================================================================================

(1) Includes such additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1992 Stock Option Plan (the "1992 Plan"), the 1987 Employee Incentive Stock Option Plan (the "1987 Employee Plan"), the 1987 Nonqualified Stock Option Plan (the "1987 NQSO Plan"), and the 1984 Incentive Stock Option Plan (the "1984 Plan") (collectively, the "Plans").
(2) In accordance with Rule 457(h), the aggregate offering price of the 51,406 shares of Common Stock registered hereby, which are issuable upon the exercise of options granted under the Plans, is based upon the per share exercise price of such options, the weighted average of which is approximately $28.35 per share. The options were assumed by the Registrant in connection with its acquisition of Summit Family Restaurants Inc. on July 15, 1996.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 29, 1996.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended May 20, 1996.

         (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Report referred to in (a) above.

         (d) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") provides for the indemnification of directors and officers under certain circumstances, as therein set forth.

         The Registrant's Bylaws provides that the Registrant shall indemnify its officers and directors in the manner and to the fullest extent permitted by the Delaware Law. The Bylaws also permit the Registrant to enter into indemnification agreements with any one or more of its directors, officers, employees and agents upon the approval of the Registrant's Board of Directors.

         In addition, the Registrant's Certificate of Incorporation provides that, pursuant to the Delaware Law, the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the Delaware Law. This provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or federal environmental laws. The Certificate of Incorporation further provides that the Registrant shall indemnify its directors and officers in the manner and to the fullest extent permitted by the Delaware Law, and requires the Registrant to advance litigation expenses under certain circumstances. The Certificate of Incorporation also provides that the indemnification provided therein shall not be deemed to be exclusive of any other rights to which any person seeking indemnification from the Registrant may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise.

         The above discussion of the Registrant's Bylaws and Certificate of Incorporation and of the Delaware Law is not intended to be exhaustive and is respectively qualified in its entirety by such Bylaws and Certificate of Incorporation and the Delaware Law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

         Number                     Description

            4.1            1992 Stock Option Plan (Summit)

            4.2            1987 Employee Incentive Stock Option Plan (Summit)

            4.3            1987 Nonqualified Stock Option Plan (Summit)

            4.4            1984 Incentive Stock Option Plan (Summit)

            5.1 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

           23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

           23.2 Consent of KPMG Peat Marwick LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.

           23.3 Consent of KPMG Peat Marwick LLP, independent auditors, with respect to the consolidated financial statements of Summit Family Restaurants Inc.

           24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 20th day of September, 1996.

                                             CKE RESTAURANTS, INC.

                                             By: /s/ WILLIAM P. FOLEY II
                                                 ------------------------------
                                                 William P. Foley II
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of CKE Restaurants, Inc., do hereby constitute and appoint William P. Foley II, Robert A. Wilson and Joseph
N. Stein, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

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          Signature                            Title                               Date
          ---------                            -----                               ----
/s/ WILLIAM P. FOLEY II                Chairman of the Board                September 20, 1996
- -----------------------------            of Directors and
William P. Foley II                   Chief Executive Officer
                                   (Principal Executive Officer)


/s/ JOSEPH N. STEIN                  Chief Financial Officer                September 20, 1996
- -----------------------------      (Principal Financial Officer)
Joseph N. Stein

/s/ JOHN C. FULLER                          Controller                      September 20, 1996
- -----------------------------     (Principal Accounting Officer)
John C. Fuller


/s/ PETER CHURM                              Director                       September 20, 1996
- -----------------------------
Peter Churm
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                                       S-1

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
/s/ CARL L. KARCHER                         Director                       September 20, 1996
- -----------------------------
Carl L. Karcher


/s/ CARL N. KARCHER                         Director                       September 20, 1996
- -----------------------------
Carl N. Karcher


/s/ DANIEL D. (RON) LANE            Vice Chairman of the Board             September 20, 1996
- -----------------------------
Daniel D. (Ron) Lane


/s/ FRANK P. WILLEY                         Director                       September 20, 1996
- -----------------------------
Frank P. Willey

/s/ W. HOWARD LESTER                        Director                       September 20, 1996
- -----------------------------
W. Howard Lester
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                                       S-2

                                  EXHIBIT INDEX

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Exhibit                                                                                            Sequential
Number                                              Description                                    Page Number

    4.1                   1992 Stock Option Plan (Summit)                                                  --

    4.2                   1987 Employee Incentive Stock Option Plan (Summit)                               --

    4.3                   1987 Nonqualified Stock Option Plan (Summit)                                     --

    4.4                   1984 Incentive Stock Option Plan (Summit)                                        --

    5.1                   Opinion of Stradling, Yocca, Carlson & Rauth, a                                  --
                          Professional Corporation, Counsel to the Registrant.

   23.1                   Consent of Stradling, Yocca, Carlson & Rauth, a                                  --
                          Professional Corporation (included in the Opinion filed
                          as Exhibit 5.1).

   23.2                   Consent of KPMG Peat Marwick LLP, independent auditors,
                          with respect to the consolidated financial statements of
                          the Registrant.                                                                  --

   23.3                   Consent of KPMG Peat Marwick LLP, independent auditors,
                          with respect to the consolidated financial statements
                          of Summit Family Restaurants Inc.                                                --

   24.1                   Power of Attorney (included on signature page to the                             --
                          Registration Statement at page S-1).
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